UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 25, 2009
_____________________

OCCULOGIX, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51030	59-343-4771
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11025 Roselle Street, Suite 100
San Diego, CA  92121
(Address of principal executive offices, including zip code)

(858) 455-6006
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.  Unregistered Sale of Equity Securities.

On January 8, 2010, Occulogix, Inc., dba Tearlab Corporation (the “Company”) sold 1,886,291 shares of its common stock, par value $0.001 per share, for an aggregate of $1,743,989. The Company also received commitments to purchase, subject to obtaining stockholder approval in accordance with the rules of the NASDAQ Capital Market, an additional 1,358,475 shares for an aggregate of $1,256,011. The per share purchase price of such shares, $0.92456, is equal to 80% of the volume weighted average price of Company common stock for the 10 trading days ending on the day immediately preceding the closing date. The Company intends to use the net proceeds of the private placement for working capital and general corporate purposes.

The shares were offered in the United States to “accredited investors” pursuant to the exemption from the registration requirements under the Securities Act of 1933, as amended (the “Securities Act”), afforded by Regulation D promulgated thereunder, in Canada to “accredited investors” in reliance on National Instrument 45-106 – Prospectus and Registration Exemptions and in Canada and other jurisdictions outside of the United States in reliance on Regulation S promulgated under the Securities Act.

The shares were sold pursuant to a securities purchase agreement, dated as of January 8, 2010, by and among the Company and the several purchasers (the “Purchase Agreement”), a copy of which is attached hereto as Exhibit 99.1. Pursuant to the Purchase Agreement, the purchase price in respect of the shares that require stockholder approval prior to issuance will remain in a trust account that is not controlled by the Company until such approval is obtained; provided that such portion of the purchase price shall be returned promptly to investors if the Company fails to initiate efforts prior to January 19, 2010 or if such approval is not obtained at the first meeting of the Company’s stockholders called for such purpose. The Purchase Agreement also allows for the offer and sale on or prior to April 8, 2010, subject to stockholder approval, of up to an additional $2,000,000 of common stock. The purchase price of the shares, if any, sold at such subsequent closing shall equal 80% of the volume weighted average price of Company common stock for the 10 trading days ending on the day immediately preceding such subsequent closing date.  Elias Vamvakas, Chairman of the Company’s board of directors and acting Chief Executive Officer, Thomas N. Davidson, a member of the Company’s board of directors, and David C. Eldridge, a consultant and the Company’s Vice President, Professional Development, have committed to purchase an aggregate of $714,000 of our common stock pursuant to the Purchase Agreement, subject to stockholder approval.

Pursuant to the terms of an amended and restated agency agreement (the “Canadian Placement Agency Agreement”), dated as of January 8, 2010, by and between the Company and Marchant Securities Inc. (“Marchant”), Marchant acted as the Canadian placement agent in connection with the private placement.  Under the Canadian Placement Agency Agreement, Marchant is the Company’s sole and exclusive agent in Canada for the offer for sale, on a best efforts basis, of the Company’s common stock in connection with the private placement and will be entitled to receive, at each closing of the sale of such shares, at Marchant’s option, either: (i) 9% of the aggregate purchase price of shares sold at such closing to investors who are resident in Canada (the “Canadian Investment”) in cash; or (ii) a number of shares of the Company’s common stock equal to the quotient of (A) the Canadian Investment, and (B) the closing consolidated bid price per share on the NASDAQ Capital Market immediately prior to such closing.  The Company will issue 75,878 shares of Common Stock to Marchant in connection with the initial closing of the private placement as consideration for its services in connection therewith.

The Company has also agreed to indemnify Marchant, its affiliates and their respective directors, officers, employees, shareholders and agents against all expenses, losses, claims, actions, damages or liabilities, and the reasonable fees and expenses of their counsel, arising out of the provision of the services pursuant to the agreement.  Elias Vamvakas is a principal of, and holds a material financial interest in, Marchant.  A copy of the Canadian Placement Agency Agreement is attached hereto as Exhibit 99.2.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

99.1	Securities Purchase Agreement, dated January 8, 2010
99.2	Amended and Restated Agency Agreement with Marchant Securities Inc., dated January 8, 2010
99.3	Press Release of OccuLogix, Inc., dated January 11, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCCULOGIX, INC.

By:	/s/ William G. Dumencu
William G. Dumencu Chief Financial Officer

Date:  January 11, 2010

EXHIBIT INDEX

Exhibit No.	Description

99.1	Securities Purchase Agreement, dated January 8, 2010
99.2	Amended and Restated Agency Agreement with Marchant Securities Inc., dated January 8, 2010
99.3	Press Release of OccuLogix, Inc., dated January 11, 2010